CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 29, 2023, relating to the financial statements and financial highlights of Arrow DWA Tactical: Balanced Fund, Arrow DWA Tactical: Macro Fund, and Arrow Managed Futures Strategy Fund, each a series of Arrow Investments Trust, for the year ended July 31, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Policies and Procedures for Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania November 27, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 29, 2023, relating to the financial statements and financial highlights of Arrow DWA Tactical: Macro ETF, Arrow DWA Tactical: International ETF, and Arrow Reverse Cap 500 ETF, each a series of Arrow Investments Trust, for the year ended July 31, 2023, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania November 27, 2023

C O H E N & C O M P A N Y , L T D ..

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board